EX - 99.(g)(3)

                                FIFTH THIRD BANK
                             GLOBAL CUSTODY ADDENDUM

         This GLOBAL CUSTODY ("ADDENDUM") dated as of April 1, 2003 by and between MERCANTILE FUNDS, INC. (the "Customer"), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio ("Bank"), is made as an addendum to the Custody Agreement dated April 1, 2003 (the "Custody Agreement") between Customer and Bank;

         WHEREAS, Bank has been appointed by Customer as the Custodian of the assets of its portfolio of funds and Customer desires to establish one or more custody accounts through Bank for Global Custody;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1. Appointment of Bank as Global Custodian. Bank is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (the "Account") in such name or names as Customer may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as "Cash") and all securities, instruments and other intangible assets as may be agreed upon by Bank and Customer that shall from time to time be delivered to or received by it or any Sub-custodian in the United States or in a country approved by Customer for deposit in or otherwise held in the Account (collectively referred to herein as "Securities") (Cash and Securities are collectively referred to herein as "Assets"). Bank assumes no obligation to review investments in the Account or to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties.

         2. Maintenance of Assets Outside the United States. Bank is hereby authorized and directed to hold the Assets in the countries with the Sub-custodians set forth on Schedule A annexed hereto (the "Foreign Sub-custodians"), which Schedule A may be amended (by deleting, adding or changing Sub-custodians or deleting countries) from time to time by Bank without Customer approval. Bank shall notify (either orally or in writing) Customer of any such amendment or change.

         3. Foreign Sub-Custodians. Except as may otherwise be agreed upon in writing, Assets of the Fund shall at all times be maintained in custody of an "Eligible Foreign Custodian" as defined in or exempt under the Investment Company Act of 1940, as amended (the "1940 Act"). With respect to holding Assets with an Eligible Foreign Custodian, it is expressly understood and agreed that:

         (a) Bank will endeavor, to the extent feasible, to hold securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

         (b) Cash that is maintained in a foreign country will be in any currency that may be legally held in such country and may be held in non-interest bearing accounts;

         (c) Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such participates pursuant to Section 4 hereof;

         (d) Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with Eligible Foreign Custodians will be held in a commingled account in the name of Bank or its designee sub-custodian as custodian or trustee for its customers;

         (e) Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); provided, however, that "free delivery" will be accepted only when delivery against payment is not the customary or established securities trading or processing practice in the jurisdiction or market in which the transaction occurs; and

         (f) Customer is solely responsible for the payment of and the reclamation, where applicable, of taxes. Bank will, however, cooperate with Customer in connection with Customer's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations that are available to the Customer.

         4.       Foreign Depositories.

         (a) As used in this Section, the term "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the 1940 Act, identified to Customer from time to time, and (d) the respective successors and nominees of the foregoing.

         (b) Notwithstanding any other provision in this Agreement, Customer hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Proper Instructions, that Customer or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 1940 Act.

         (c) With respect to each Foreign Depository, Bank shall exercise reasonable care, prudence, and diligence (i) to provide Customer with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify Customer of any material change in such risks. Customer acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Sub-custodians or through publicly available information otherwise obtained by Bank, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions that affect the order execution of securities transactions or affect the value of securities.

         5.       Powers of Bank.

         (a) General Powers. Subject to and in accordance with Customer's instruction, Bank, as Customer's agent, and for the account and risk of Customer, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

                  (i)      receive and deliver Assets;

                  (ii) receive all payments of principal, interest, dividends and other income and distributions payable with respect to Assets;

                  (iii) exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that Bank shall not be liable for failure to so exchange or surrender any security or take other action (A) if notice of such exchange or call for redemption or other action was not actually received by Bank from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which Bank subscribes or from Customer or (B) if, at the time of deposit, any

                  Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by Customer);

                  (iv) hold Assets (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping service, (C) with issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Bank or (E) with the prior approval of Customer at any other location;

                  (v) register and/or hold Assets in the name of any nominee of Bank or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities may be deposited (and Customer hereby indemnifies and holds harmless Bank and any such nominee against any liability as a holder of record);

                  (vi)     hold any investment in bearer form;

                  (vii) in connection with the receipt of Assets, accept documents in lieu of such Assets as long as such documents contain the agreement of the issuer thereof to hold such Assets subject to Bank's sole order;

                  (viii) make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

                  (ix) employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to Customer or Bank or other advisers), and Bank shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion provided in writing of such agents or advisers;

                  (x) make any payments incidental to or in connection with this paragraph 3(a); and

                  (xi) exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Agreement.

         (b) Discretionary Corporate Action. Whenever Securities or instruments (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for instructing Bank to act. In order for Bank to act, it must receive Customer's instructions at Bank's offices, addressed as Bank may from time to time request, by no later than noon (Eastern Standard Time) at least two (2) business days prior to the last scheduled date to act with respect to such securities or instruments (or such earlier date or time as Bank may notify Customer). Absent Bank's timely receipt of such instruction, Bank shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities or instruments.

         (c) Voting. With respect to all Securities, however registered, voting rights related to these Securities are to be exercised by Customer or its designee. With respect to Securities issued in the United States, Bank's only duty shall be to mail to Customer any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside the United States, at the request of Customer, Bank will provide Customer with access to a provider of global proxy services (the cost of which will be paid by Customer). If Customer determines not to utilize the services of such global proxy services provider, Bank will endeavor to provide Customer with proxy material actually received by Bank from Sub-custodians, but otherwise shall have no obligations with respect to voting.

         (d) Foreign Exchange Transactions. Bank, as principal, is authorized to enter into spot or forward foreign exchange contracts with Customer and may provide such foreign exchange services to Customer through its subsidiaries or affiliates or through Foreign Sub-Custodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available to Customer. In all cases where Bank, its subsidiaries or affiliates or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither Bank nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of Customer.

         6. Agreements with Foreign Sub-Custodians. Each agreement with a Foreign Sub-custodian shall provide that: (a) Customer's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of Customer's Assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained separately identifying the Assets; (d) officers of or auditors employed by, or other representatives of Customer and any Sub-custodian, including to the extent permitted under applicable law the independent public accountants for Customer, will be given access to the books and records of the Foreign Sub-custodian relating to its actions under its agreement with the Foreign Sub-custodian; and (e) Assets of Customer held by the Foreign Sub-custodian will be subject only to the instructions of Bank, its sub-custodian or its agents.

         7.       Transactions in Foreign Custody Account.

         (a) Except as otherwise provided in Paragraph (b) of this Section 7, the provisions of Section 3 of the Custody Agreement shall apply, equally to the Securities of Customer held outside the United States by Foreign Sub-custodian.

         (b) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received for the account of Customer and delivery of Securities maintained for the account of Customer may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 3 of this Agreement, and Customer agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

         8. Liability of Foreign Sub-Custodians. Each agreement pursuant to which Bank or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall to the extent applicable require the institution to exercise the customary standard of care in the performance of its duties and to indemnify, and hold harmless, Bank and any Sub-Custodian for the benefit of Customer for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of Customer , it shall be entitled to be subrogated to the rights of any sub-custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that Customer has not been made whole for any such loss, damage, cost, expense, liability or claim.

         9. Tax Law. Bank shall have no responsibility or liability for any obligations now or hereafter imposed on Customer or any sub-custodian by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of Customer to notify Bank and any Sub-custodian of the obligations imposed on Customer or any as Sub-custodian of Customer by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of Bank with regard to such tax law shall be to use reasonable efforts to assist Customer with respect to any claim for exemption or refund.

         10.      Compensation, Fees, Expenses and Taxes.

         (a) In consideration of the services to be rendered pursuant to this Addendum, Customer shall compensate Bank in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule B, which Fee Schedule shall remain in effect until March 31, 2006 and thereafter may be amended from time to time upon thirty (30) days' prior written notice to Customer.

         (b) In addition, Customer shall be responsible for and shall reimburse Bank for all costs, expenses, and fees incurred by Bank in connection with this Agreement, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Assets, and all income taxes or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect to Assets, and all other similar expenses related to the administration of the Account incurred by Bank in the performance of its duties hereunder (including reasonable attorneys' fees and expenses).

         (c) Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity. Bank is hereby authorized to charge the Account for such fees, costs and expenses.

         (d) In the event services are rendered for less than a calendar month or this Addendum is terminated prior to the end of a calendar month, Customer shall pay Bank's fee prorated for the portion of the calendar month such services are rendered, plus any costs and expenses incurred by Bank for Customer's Account up to or subsequent to the date of termination.

         11.      Limitation of Liability; Indemnification.

         (a) Bank shall not be liable for any Losses (as defined below) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or willful misconduct on its part. With respect to Losses incurred by Customer as a result of the acts or the failure to act by any Sub-custodian or Foreign Sub-custodian, Bank shall take appropriate action to recover such Losses from such Sub-custodian. In no event shall Bank or any Sub-custodian be liable
(i) for acting in accordance with instructions from Customer or any agent of Customer, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees or subagents, (iv) for holding Assets in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency controls or restrictions, devaluations or fluctuations; or market conditions that prevent the orderly execution of securities transactions or affect the value of Assets, or (v) for any Losses due to forces beyond the control of Bank or any Sub-custodian, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Notwithstanding the foregoing, Bank shall maintain sufficient disaster recovery procedures to minimize interruptions.

         (b) Customer shall be liable for and shall indemnify Bank and hold it harmless against any and all claims, losses, liabilities, damages or expenses (including reasonable attorneys' fees and expenses) (collectively referred to herein as "Losses") however arising from or in connection with this Addendum or the performance of its duties hereunder, provided, however, that (i) such Losses do not result from Bank's negligence or willful misconduct; and (ii) nothing contained herein shall limit or in any way impair the right of Bank to indemnification under any other provision of this Agreement.

         (c) No legal action shall be instituted against Bank after one year from the date of the first Confirmation, Statement of Assets or Statement of Accounts that reflects the information, error or omission that provides the basis for such claim.

         (d) Customer understands that when a Sub-custodian is instructed to deliver Assets against payment, it may deliver such Assets prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit Customer's Account with anticipated proceeds of sale prior to actual receipt of final payment. The risk of non-receipt of payment shall be Customer's and Bank or said Sub-custodian shall have no liability therefor.

         (e) All credits to the Account of Customer of anticipated proceeds of sales and redemptions of Assets and of anticipated income from Assets shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received. In the event that Bank in its description advances funds to Customer to facilitate the settlement of any transaction, or elects to permit Customer to use funds credited to the Account in anticipation of final payment, or if Customer otherwise becomes indebted to Bank (including indebtedness as a result of overdrafts in the Account), Customer shall, immediately upon demand, reimburse Bank for such amounts plus any interest thereon.

         (f) Bank's duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing. Nothing contained in this Agreement shall cause Bank to be deemed a trustee or fiduciary for or on behalf of Customer.

         12.      Reports; Statements of Account; Computer Services.

         (a) Written Reports. Bank shall provide Customer on a periodic basis with Statements of Assets in the Account ("Statement of Assets") and Statements of Account showing all transactions in the Account ("Statement of Account"). Statement of Assets, Statement of Account and Confirmations shall identify Assets held, and transactions involving, each Sub-custodian.

         (b) Examination of Reports. Customer shall examine promptly each such Confirmation, Statement of Account and Statement of Assets. Unless Customer files with Bank a written exception or objection within ninety (90) days after the date of such Confirmation or the closing date of the period covered by the first such Statement of Assets or Statement of Account that reflects an error or omission, Customer shall be conclusively deemed to have waived any such exception or objection or claim based thereon.

         13. Notices, Instructions and Other Communications. Unless otherwise specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company). All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule C annexed hereto, which address may be changed upon thirty (30) days' prior written notice to the other party. Customer shall furnish, and shall cause each Investment Manager (as defined below) to furnish, to Bank a certificate indicating those persons who are authorized to give Bank instructions hereunder and with specimen signatures of such persons. Bank is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an authorized person. Bank's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Bank), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

         14. Appointment of Investment Manager. Customer may, from time to time, appoint one or more investment managers (each an "Investment Manager") to manage Assets in the Account, to vote securities in the Account, to purchase, sell or otherwise acquire or dispose of Assets in the Account, and to engage in foreign exchange transactions on behalf of Customer. Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule D (as such Schedule may be amended from time to time by Customer), and except as otherwise provided herein, Bank is to rely upon and comply with (and shall have no liability for relying upon and complying with) instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of securities in the Account, the purchase, sale or other acquisition or disposition of Property in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by Customer, and Bank shall have no duty or obligation to determine the propriety or appropriateness of such instructions or directions. Any such appointment shall remain in full force and effect unless and until Bank receives written notice from Customer to the contrary.

         15. Termination. This Addendum shall be continuing and shall remain in full force and effect until terminated by Bank or Customer or upon the termination of the Custody Agreement between Customer and Bank.

         16. Assignment. Neither Bank nor Customer shall assign this Addendum without first obtaining the written consent of the other party hereto.

         17. Headings and Capital Terms. The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement. All capitalized terms used in this Addendum but not defined shall have the meanings assigned to such terms in the Custody Agreement.

         18. Entire Agreement; Amendment. This Addendum shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

         19.      Governing Law; Jurisdiction; Certain Waivers.

         (a) This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of Ohio.

         (b) The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

         20. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

         IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written, by the duly authorized offices of Customer and Bank.

                                                 MERCANTILE FUNDS, INC.

Attest:

                                        By:  /s/ John J. Pileggi
                                            ------------------------------------
Name:                                          Name: John J. Pileggi
Title:                                         Title: President


                                                 FIFTH THIRD BANK

Attest: /s/ Craig Tuley

                                        By:  /s/ Christine Skiba
                                            ------------------------------------
Name: Craig Tuley                              Name: Christine Skiba
Title: AVP                                     Title: Trust Officer

                                   SCHEDULE A

                                FIFTH THIRD BANK
                             GLOBAL CUSTODY NETWORK

                          COUNTRIES AND SUB-CUSTODIANS
                                       FOR

                           ---------------------------
                                     , 2003
                COUNTRY                                    SUB-CUSTODIAN
                -------                                    -------------

                                   SCHEDULE B

                                FIFTH THIRD BANK

                            GLOBAL CUSTODY AGREEMENT

                                  FEE SCHEDULE

                 MUTUAL FUND INTERNATIONAL CUSTODY FEE SCHEDULE

BASIC ACCOUNT CHARGE

7 basis points per annum on Fund's net assets plus holdings, transactions and out of pocket expenses.

                    Transaction
                    -----------
Argentina                 30.00
Australia                 27.00
Austria                   29.00
Bangladesh               120.00
Belgium                   38.00
Botswana                  21.25
Brazil                    22.50
Canada                    11.00
Chile                     47.00
China                     50.00
Columbia                  75.00
Czech, Rep.               40.00
Denmark                   44.00
Euroclear                  9.00
Ecuador                   50.00
Egypt                     80.00
Estonia                    9.00
Finland                   33.00
France                    40.00
Germany                   24.00
Ghana                     38.00
Greece                    83.00
Hong Kong                 26.00
Hungary                  100.00
India                    100.00
Indonesia                 80.00
Ireland                   24.00
Israel                    18.00
Italy                     45.00
Japan                      5.00
Jordan                   102.00
Kenya                     38.00
Korea                     14.00
Luxembourg                20.00
Malaysia                  71.00
Mexico                    15.00
Morocco                   87.00
Namibia                   38.00
Netherlands               10.00
New Zealand               34.00
Nigeria                   38.00
Norway                    39.00
Pakistan                  90.00
Peru                      83.00
Philippines               90.00
Poland                    40.00
Portugal                  66.00
Romania                  100.00
Russia                    45.00
Singapore                 32.00
Slovak Republic           85.00
Slovenia                 100.00
South Africa              11.00
Spain                     31.50
Sri Lanka                 45.00
Swaziland                 38.00
Sweden                    37.00
Switzerland               25.00
Taiwan                    95.00
Thailand                  34.00
Turkey                    45.00
U.K.                      23.00
Uruguay                   50.00
Venezuela                100.00
Zambia                    38.00
Zimbabwe                  38.00

                                   SCHEDULE C

                                FIFTH THIRD BANK

                            GLOBAL CUSTODY AGREEMENT

                                     NOTICES

                                  April 1, 2003

TO FIFTH THIRD BANK:

      Post Office Address:               Fifth Third Center
                                         38 Fountain Square Plaza
                                         Cincinnati, Ohio  45263
                                         Attention:
                       Telephone:
                       Telex:
                       Telecopy:

TO  MERCANTILE FUNDS, INC.:

      Post Office Address:               Mercantile Mutual Funds Administration
                                         Two Hopkins Plaza
                                         Baltimore, Maryland 21201
                                         Attention:  Bonnie Railey
                                         Telephone:   410-209-4557

                                   SCHEDULE D

                                FIFTH THIRD BANK

                            GLOBAL CUSTODY AGREEMENT

                               INVESTMENT MANAGERS

                                  April 1, 2003

MERCANTILE CAPITAL ADVISORS, INC.

JULIUS BAER INVESTMENT MANAGEMENT

MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED

DELAWARE MANAGEMENT COMPANY

                      INCUMBENCY AND SIGNATURE CERTIFICATE

The undersigned hereby certifies to Fifth Third Bank that I am Secretary of the Mercantile Funds, Inc. (the "Company"), a Maryland corporation, and that, as such, I am duly authorized to execute this Certificate on behalf of the Company, and further certifies that each of the following persons, as of the date hereof, is a duly elected, qualified and acting officer of the Company, holding the office of the Company set opposite his or her name below; and that the signatures of each such person appearing opposite such person's name is such person's own true signature:

Name:                             Officer:                  Signature:

John J. Pileggi                   President          /s/ John J. Pileggi
                                                     -------------------

Cornelia H. McKenna               Vice  President    /s/ Cornelia H. McKenna
                                                     -----------------------

Bonnie C. Railey                  Treasurer          /s/ Bonnie C. Railey
                                                     --------------------

Jennifer E. Vollmer               Secretary          /s/ Jennifer E. Vollmer
                                                     -----------------------

WITNESS the seal of the Company and the signature of the undersigned this 1st day of April, 2003.


[Corporate Seal]                        /s/ Jennifer E. Vollmer
                                        -----------------------
                                        Jennifer E. Vollmer
                                        Secretary

The undersigned, the President of the Corporation and one of the officers named in the foregoing Certificate, hereby confirms such Certificate on the date hereof.

                                        /s/ John J. Pileggi
                                        -------------------
                                        Name: John J. Pileggi
                                        Title: President


                                        /s/ Cornelia H. McKenna
                                        -----------------------
                                        Name: Cornelia H. McKenna
                                        Title: Vice President

                              CORPORATE RESOLUTION

The undersigned hereby certifies to Fifth Third Bank that the Board of Directors of Mercantile Funds, Inc., a corporation organized under the laws of Maryland, duly adopted the following resolutions on the 7th day of February, 2003, and that such resolutions are in full force and effect:

                  RESOLVED, that the proposed Custody Agreement, Foreign Custody Agreement and Global Custody Addendum (the "Agreements") between the Company and Fifth Third Bank relating to each of the Company's existing Funds be, and they hereby are, approved in substantially the form presented to this meeting; and

                  FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver said Agreements in substantially the form presented to this meeting with such changes thereto as the officer or officers of the Company executing the same shall determine, upon the advice of counsel to the Company, to be necessary, desirable or appropriate, the execution of said Agreement by such officer or officers to be conclusive evidence of such determination.

IN WITNESS WHEREOF, I have hereunto set my hand as secretary of said corporation and affixed the corporate seal this 1st day of April, 2003 .

[CORPORATE SEAL]

                                        /s/ Jennifer E. Vollmer
                                        -----------------------
                                        Jennifer E. Vollmer
                                        Secretary

STATE OF OHIO              )
                           )SS
COUNTY OF HAMILTON         )

On the     day of         , 2003, before me personally came              , to me
known, who, being by me duly sworn, did depose and say that he/she resides at ; that he/she is of The Fifth Third Bank one of the corporations described in and that executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.

                                        ----------------------------
                                        Notary Public

STATE OF OHIO              )
                           )SS
COUNTY OF HAMILTON         )

On the    day of         , 20  , before me personally came               , to me
known, who, being by me duly sworn, did depose and say that he/she resides at ;
that he/she is               of               one of the corporations described
in and that executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.


                                        ----------------------------
                                        Notary Public